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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 19, 2000, with respect to the consolidated financial statements and schedule of Applied Micro Circuits Corporation for the year ended March 31, 2000, included in the Proxy Statement of MMC Networks, Inc. that is made part of Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Applied Micro Circuits Corporation for the registration of shares of its common stock.

                                        /s/ Ernst & Young LLP

San Diego, California

September 25, 2000